UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 24, 2008 (July 24, 2008)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-14762	36-3858106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee		38120
(Address or principal executive office)		(Zip Code)

Registrant’s telephone number including area code:  (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2008 (the “Conversion Date”), in accordance with the terms of the Senior Interim Loan Credit Agreement, dated as of July 24, 2007 (the “Senior Interim Credit Agreement”), among The ServiceMaster Company (the “Company”), the several lenders named as party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Citigroup Global Markets Inc., as syndication agent, the $1,150 million of senior interim loans under the Senior Interim Credit Agreement were converted into $1,150 million aggregate principle amount of 10.75%/11.50% Senior Toggle Notes due 2015.

On the Conversion Date, in accordance with the terms of the Senior Interim Credit Agreement, the Company issued $1,150 million aggregate principal amount of 10.75%/11.50% Senior Toggle Notes due 2015 (the “Notes”) pursuant to the Indenture, dated as of July 24, 2008 (the “Indenture”), among the Company, the Subsidiary Guarantors named therein and Wilmington Trust FSB (the “Trustee”), as trustee.  Interest on the Notes is payable on January 15 and July 15 of each year, beginning on January 15, 2009.  For interest payable on or prior to July 15, 2011, the Company may, at its option, elect to pay interest on the Notes (a) entirely in cash (“Cash Interest”), (b) entirely by increasing the amount of the Notes (“PIK Interest”) or (c) 50% as Cash Interest and 50% as PIK Interest.  The Company has elected to pay interest payable on January 15, 2009 entirely as Cash Interest.  In the absence of an election notice for any semi-annual interest period with respect to the Notes, interest on the Notes will be payable entirely in the form specified in the most recent election notice given by the Company to the Trustee.  Interest payable after July 15, 2011 is payable entirely as Cash Interest.  The Notes mature on July 15, 2015.  The Indenture contains covenants limiting, among other things, the ability of the Company and its restricted subsidiaries to incur additional indebtedness, pay dividends on or make other distributions in respect of capital stock or make other restricted payments, make certain investments, limit dividends or other payments by its restricted subsidiaries to the Company, sell certain assets, enter into certain types of transactions with affiliates, use assets as security for certain other indebtedness without securing the Notes, and consolidate, merge, sell or otherwise dispose of all or substantially all assets. The Indenture also provides for customary events of default. A copy of the Indenture is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

In connection with the issuance of Notes and in accordance with the terms of the Senior Interim Credit Agreement, the Company, the Subsidiary Guarantors named therein and JPMorgan Chase Bank, N.A., as administrative agent, entered into the Exchange and Registration Rights Agreement, dated as of the Conversion Date (the “Registration Rights Agreement”), providing the holders of the Notes specified rights relating to registration of the Notes under the Securities Act of 1933, as amended. Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to cause to become effective a shelf registration statement providing for the resale of the Notes or, alternatively, to conduct a registered exchange offer for the Notes, subject to the terms of the Registration Rights Agreement. The Company is required to use its commercially reasonable efforts to file the registration statement as promptly as practicable, but not later than October 22, 2008, and to cause such registration statement to become effective on or prior to April 20, 2009.

If the Company fails to comply with these provisions or certain other obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional interest on the Notes. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Indenture and the Notes is incorporated herein by reference into this item.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated July 24, 2008, among The ServiceMaster Company, the Subsidiary Guarantors from time to time parties thereto and Wilmington Trust FSB, as trustee.

4.2	Exchange and Registration Rights Agreement, dated July 24, 2008, among The ServiceMaster Company, the Subsidiary Guarantors named therein and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SERVICEMASTER COMPANY

	By:	/s/ Steven J. Martin
	Name:	Steven J. Martin
	Title:	Senior Vice President and
Chief Financial Officer

Date: July 24, 2008